Exhibit 21
Subsidiaries of Encore Capital Group, Inc.
As of December 31, 2020

Name	Jurisdiction of Incorporation or Formation
Apex Credit Management Limited	United Kingdom
Asset Acceptance Capital Corp.	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Black Tip Capital Holdings Limited	United Kingdom
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial (Luxembourg) S.A.	Luxembourg
Cabot Financial (Luxembourg) II S.A.	Luxembourg
Cabot Financial Spain SAU	Spain
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Holdings S.à r.l.	Luxembourg
Cabot Securitisation Europe Limited	Ireland
Cabot Securitisation (UK) Holdings II Limited	United Kingdom
Cabot Securitisation (UK) II Limited	United Kingdom
Cabot Securitisation Topco Limited	United Kingdom
Cabot Securitisation UK Holdings Limited	United Kingdom
Cabot Securitisation UK Limited	United Kingdom
Cabot UK Holdco Limited	United Kingdom
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico
Encore Asset Reconstruction Company Private Limited	India
Encore Capital Europe Finance Limited	Jersey
Encore Capital Group Singapore Pte. Ltd.	Singapore
Encore Capital Group UK Limited	United Kingdom
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg

Name	Jurisdiction of Incorporation or Formation
Encore Luxembourg Brazil S.à r.l.	Luxembourg
Encore Mexico Nominee LLC	Delaware
Encoremex Holdings S. de R.L. de C.V.	Mexico
Financial Investigations and Recoveries (Europe) Limited	United Kingdom
GC Encore Euro S.à r.l.	Luxembourg
Hillesden Securities Limited	United Kingdom
Janus Holdings Luxembourg S.à r.l.	Luxembourg
Marlin Financial Group Limited	United Kingdom
Marlin Financial Intermediate II Limited	United Kingdom
Marlin Financial Intermediate Limited	United Kingdom
Marlin Intermediate Holdings Limited	United Kingdom
Marlin Legal Services Limited	United Kingdom
Marlin Midway Limited	United Kingdom
Marlin Portfolio Holdings Limited	United Kingdom
Marlin Senior Holdings Limited	United Kingdom
MCM Midland Management Costa Rica, S.R.L.	Costa Rica
Midland Credit Management India Private Limited	India
Midland Credit Management, Inc.	Kansas
Midland Funding LLC	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services, Inc.	Delaware
Mortimer Clarke Solicitors Limited	United Kingdom
MRC Receivables Corporation	Delaware
RF Encore S.A.S.	Colombia
Wescot Acquisitions Limited	United Kingdom
Wescot Credit Services Limited	United Kingdom
Wescot Topco Limited	United Kingdom

The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.